UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANTTO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report  January 26, 2005

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri (State or other jurisdiction of incorporation or organization)	43-0178130 (I.R.S. Employer Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota (Address of principal executive offices)	55402-4099 (Zip Code)

Registrant’s telephone number, including area code:    (612) 376-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

(a).                               On January 26, 2005, Bemis Company, Inc. issued a press release containing its financial results for the fourth quarter and year ended December 31, 2004, a copy of which is furnished as Exhibit 99 to this report.  Earnings guidance for 2005 for Bemis Company is included with this press release and will be available during the regular earnings release conference call scheduled for Wednesday, January 26, 2005, at 10:00 a.m. (EST). Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations”.  However, they are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instruction for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c).                               The January 26, 2005, Bemis Company, Inc. press release for the fourth quarter and year ended December 31, 2004, is furnished as Exhibit 99 to this report.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.
By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President,		Stanley A. Jaffy, Vice President
	Chief Financial Officer		and Controller
and Treasurer

Date	January 26, 2005	Date	January 26, 2005